OPTIGENEX INC.

                                     BY-LAWS

                                   ARTICLE I

OFFICES

      1. The location of the registered office of the Corporation is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808, and the name of its registered agent at such address is Corporation Service Company.

      2. The Corporation shall in addition to its registered office in the State of Delaware establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.

                                   ARTICLE II

CORPORATE SEAL

      The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and may be in such form as the Board of Directors may determine. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

ARTICLE III

MEETINGS OF STOCKHOLDERS

      1. All meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware or at such other place as shall be determined from time to time by the Board of Directors.

      2. The annual meeting of stockholders shall be held on such day and at such time as may be determined from time to time by resolution of the Board of Directors, when they shall elect by plurality vote, a Board of Directors to hold office until the annual meeting of stockholders held next after their election and their successors are respectively elected and qualified or until their earlier resignation or removal. Any other proper business may be transacted at the annual meeting.

      3. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by statute). At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

      4. At all meetings of the stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such instrument provides for a longer period.

      5. At each meeting of the stockholders each stockholder shall have one vote for each share of capital stock having voting power, registered in his name on the books of the Corporation at the record date fixed in accordance with these By-law, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present.

      6. Notice of each meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called.

      7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman, President or by the Board of Directors. Except as otherwise provided by law, at any annual or special meeting of the stockholders only such business shall be conducted as shall have been properly brought before the meeting in accordance with this
Section 7.

      In order to be properly brought before the meeting, such business must have either been (i) specified in the written notice of the meeting (or any supplement thereto) given to the stockholders of record on the record date for such meeting by or at the direction of the Board of Directors, (ii) brought before the meeting at the direction of the Board of Directors or the officer presiding over the meeting, or (iii) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all the following requirements.

      A notice referred to in clause (iii) above must be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Secretary, not more than ten (10) days after the date of the initial notice referred to in clause (i) above, in the case of business to be brought before a special meeting of the stockholders, and not less than thirty (30) days prior to the first anniversary date of the initial notice referred to in clause (i) above of the previous year's annual meeting, in the case of business to be brought before an annual meeting of stockholders; provided, however, that such notice shall not be required to be given more than ninety (90) days prior to an annual meeting of stockholders. Such notice referred to in clause (iii) above shall set forth:

            (a) a full description of each such item of business proposed to be brought before the meeting;

            (b) the name and address of the person proposing to bring such business before the meeting;

            (c) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has been made publicly available) and as of the date of such notice;

            (d) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended, or any successor thereto and the written consent of each such nominee to service if elected; and

            (e) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto.

      Any matter brought before a meeting of stockholders upon the affirmative recommendation of the Board of Directors where such matter is included in the written notice of the meeting (or any supplement thereto) and accompanying proxy statement given to stockholders of record on the record date for such meeting by or at the direction of the Board of Directors is deemed to be properly before the stockholders for a vote and does not need to be moved or seconded from the floor of such meeting. No business shall be brought before any meeting of stockholders of the Corporation otherwise than as provided in this Section 7.

      8. The order of business at each meeting of stockholders shall be determined by the presiding officer.

                                   ARTICLE IV

                                   DIRECTORS

      1. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which may exercise all such powers and authority for and on behalf of the Corporation as shall be permitted by law, the Certificate of Incorporation or these By-laws.

      2. The Board of Directors may hold their meetings within or outside of the State of Delaware, at such place or places as it may from time to time determine. 3. The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution of the Board of Directors.

      4. The directors shall be elected by the holders of shares of stock of the Corporation entitled to vote on the election of directors, and directors shall be elected by a plurality vote. Each of the directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified, subject, however to prior death, resignation, retirement, disqualification or removal from office. 5. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified, subject, however to prior death, resignation, retirement, disqualification or removal from office.

      6. Any director may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board, or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

                                    ARTICLE V

COMMITTEES OF DIRECTORS

      1. The Board may designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors of the Corporation. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall have such of the powers and authority of the Board (except as otherwise expressly limited by statute) as may be provided from time to time in resolutions adopted by a majority of the whole Board.

      2. The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.

                                   ARTICLE VI

COMPENSATION OF DIRECTORS

      The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include an annual fee and a fixed sum for expense of attendance at regular or special meetings of the Board or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE VII

MEETINGS OF DIRECTORS; ACTION WITHOUT A MEETING

      1. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as may be determined from time to time by resolution of the Board.

      2. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President of the Corporation or the Board of Directors on at least 24 hours' notice to each director. Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-laws, the purpose or purposes of any such special meeting need not be stated in such notice, although the time and place of the meeting shall be stated.

      3. At all meetings of the Board of Directors, the presence in person of a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws, if a quorum shall be present the act of a majority of the directors present shall be the act of the Board.

      4. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of committee. Any director may participate in a meeting of the Board, or any committee designated by the Board, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

                                  ARTICLE VIII

OFFICERS

      1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board may also choose one or more Assistant Secretaries and Assistant Treasurers, and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

      2. The salaries of all officers of the Corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.

      3. The officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer may be at any time removed from office by the Board of Directors, with or without cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

      4. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

                                   ARTICLE IX

THE CHAIRMAN OF THE BOARD

      The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and stockholders and shall perform such duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee, should such committee be established. The Chairman may sign and execute in the name of the Corporation deeds, mortgages, bond, contracts or other instruments.

                                    ARTICLE X

THE CHIEF EXECUTIVE OFFICER

      The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject, however, to the direction and control of the Board. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bond, contracts or other instruments. He shall perform all duties incident to the office of the Chief Executive Officer and shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors may from time to time determine.

                                   ARTICLE XI

THE PRESIDENT

      The President shall have general and active supervision and direction over the day to day business operations and affairs of the Corporation and over its several officers, agents and employees, subject, however, to the direction and control of the Board. The President may sign and execute in the name of the Corporation deeds, mortgages, bond, contracts or other instruments. He shall perform all duties incident to the office of the President and shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors may from time to time determine.

                                  ARTICLE XII

CHIEF FINANCIAL OFFICER AND TREASURER

      The Chief Financial Officer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it. He shall render to the Board of Directors, the Chief Executive Officer, and the President whenever they may require it an account of all his transactions as Chief Financial Officer. He shall have such other powers and duties as may be delegated to him by the Board of Directors, the Chief Executive Officer, or the President.

      The Treasurer shall, in case of the absence of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such other powers and duties as may be delegated to him by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the President or the Chief Financial Officer.

                                  ARTICLE XIII

VICE PRESIDENTS

      The Vice Presidents shall have such powers and duties as may be delegated to them by the Board of Directors, the Chairman, the Chief Executive Officer or the President.

                                  ARTICLE XIV

SECRETARY AND ASSISTANT SECRETARY

      1. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required.

      2. The Secretary shall give, or cause to be given, notice of meetings of the stockholders, of the Board of Directors and of the committees of the Board. He shall keep in safe custody the seal of the Corporation, and when authorized by the Chairman, the Chief Executive Officer or the President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be delegated to him by the Chairman, the Chief Executive Officer or the President.

      3. The Assistant Secretary shall, in case of the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the Chairman, the Chief Executive Officer or the President.

                                   ARTICLE XV

CERTIFICATES OF STOCK

      The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman, the President or a Vice President, and by the Treasurer or the Secretary or an Assistant Secretary.

                                  ARTICLE XVI

CHECKS

      All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person as may be designated by the Board of Directors or pursuant to authority granted by it.

                                  ARTICLE XVII

FISCAL YEAR

      The fiscal year of the Corporation shall be as determined from time to time by resolution duly adopted by the Board of Directors.

                                 ARTICLE XVIII

NOTICES AND WAIVERS

      1. Whenever by statute, by the Certificate of Incorporation or by these By-laws it is provided that notice shall be given to any director or stockholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder or director at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited. Notice of regular or special meetings of the Board of Directors may also be given to any director by telephone, facsimile transmission or electronic mail.

      2. Whenever by statute, by the Certificate of Incorporation or by these By-laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any stockholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as otherwise provided by statute.

                                  ARTICLE XIX

INDEMNIFICATION

      1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      3. The Corporation may, at the discretion of the Board of Directors, indemnify all employees and agents of the Corporation (other than directors and officers) to the extent that directors and officers shall be indemnified pursuant to subsections (1) and (2) of this Article XIX.

      4. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of this
Article XIX, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably
incurred  by  him  in  connection   therewith.

      5. Any indemnification under subsections (1) and (2) of this Article XIX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(1) and (2) of this Article XIX. Such determination shall be made (i) by majority vote of the directors who are not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

      6. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XIX. He shall not repay the amount if it shall be ultimately determined that he is entitled to be indemnified by this Article XIX.

      7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      8. The Corporation is authorized, according to the discretion of the Board of Directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation must indemnify him against such liability under the provisions of this Article XIX.

      9. For purposes of this Section, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XIX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      10. For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plans; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XIX.

      11. No repeal or amendment of this Article shall adversely affect any rights of any person pursuant to this Article which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

                                   ARTICLE XX

ALTERATION OF BY-LAWS

      The By-laws of the Corporation may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders or by the Board of Directors.